STATE OF WEST VIRGINIA

                                     [SEAL]

                                  CERTIFICATE

         I, Ken Hechler, Secretary of State of the State of West Virginia, hereby certify that

         MCLURE HOUSE HOTEL & CONFERENCE CENTER, LLC has filed its "Articles of Organization" in my office according to the provisions of Chapter 31B of the West Virginia Code. I hereby declare the organization to be registered as a limited liability company from its effective filing date and time of April 7, 1999, at 2:05 p.m. until the expiration of the term or termination of the company.

         Therefore, I hereby issue this

               CERTIFICATE OF A LIMITED LIABILITY COMPANY


                                                     Given under my hand and the
                                                     Great Seal of the State of
                                                     West Virginia on this

                                                       Seventh day of
                                                       -------------------------
                                                       April, 1999
                                                       -------------------------
                                                       /s/ Ken Hechler
                                                       -------------------------
                                                       Secretary of State

[GRAPHIC OMITTED]
STATE OF WEST VIRGINIA

                                                             Apr 07, 1999
                                                             IN THE OFFICE OF
                                                             SECRETARY OF STATE
                                                             WEST VIRGINIA


KEN HECHLER                                          Penny Barker, Supervisor
Secretary of State                                   Corporations Division
State Capitol W-139                                  Tel: (304) 558-8000
1900 Kanawha Blvd. East                              Fax: (304) 558-0900
Charleston, WV 25305-0770                            Hours: 8:30am - 4:30 pm

                                 WEST VIRGINIA
                            ARTICLES OF ORGANIZATION
                          OF LIMITED LIABILITY COMPANY

We, acting as organizers according to West Virginia Code 31B-2-202, adopt the following Articles of Organization for a West Virginia Limited Liability
Company:


1. The name of the West Virginia limited liability company shall be: (the name must contain one of the required terms such as "limited liability company" or abbreviations such as "LLC" or "PLLC" - see instruction for list of acceptable terms.)

     McLure House Hotel & Conference Center, LLC
     ---------------------------------------------------------------------------

2.   The company will be an:

     [X]  UC     [ ] professional LLC for the profession of
     ---------------------------------------------------------------------------

3. The physical address (not a PO box) in West Virginia of the initial designated office of the company will be: (need not be a place of the company's business)

     Street/Box:       1200 Market Street
     ---------------------------------------------------------------------------
     City/State/Zip    Wheeling, WV 26003
     ---------------------------------------------------------------------------

4.   The mailing address of the principal office will be:

     Street/Box:       1200 Market Street
     ---------------------------------------------------------------------------
     City/State/Zip    Wheeling, WV 26003
     ---------------------------------------------------------------------------

5. The name and street address of the person to whom notice of process may be sent is:

     Name:             Ohio Key I, Inc.
     ---------------------------------------------------------------------------
     Street/Box:       1200 Chapline Street
     ---------------------------------------------------------------------------
     City/State/Zip    Wheeling, WV 26003
     ---------------------------------------------------------------------------

6. The name and address of each organizer is as follows: [PLLCs: Attach page listing all members with signature authority.]

          Name                      No. & Street             City, State, Zip
          ----                      ------------             ----------------
     Pelican Properties
     International Corp.,
     a Florida Corporation          12520 SW 195 Terrace    Miami, Florida 33177
     -------------------------     ---------------------    --------------------
     (also has signature authority)
     -------------------------     ---------------------    --------------------

     -------------------------     ---------------------    --------------------

     -------------------------     ---------------------    --------------------

7.   The company will be:     [X]  an at-will company, for an indefinite period.
                              [ ]  a term company, for the term of ____ years.

FORM LLD-1

     Issued by the Secretary of State, State Capital, Charleston WV 25305-0770

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY

8.   The company will be      [ ]  member-managed.  (Professional LLCs, please
                                   list all members on attached sheet to assure compliance with licensing requirements.)

                              [X] manager-managed, and the name and address of each initial manager is listed below. [Attached extra sheet if needed.]

     Nathan A. Roesing        390 Fourth Street, Beaver Falls, PA 15010
     ----------------------   --------------------------------------------------

9.   All or specified members       [X]  NO - All debts, obligations
     of a limited liability              and liabilities are those of the
     company are liable in               company.
     their capacity as members
     for all or specified debts     [ ]  Those persons who are liable in their
     obligations or liabilities          capacity as members for all debts,
                                         obligations or liability of the company
                                         have consented in writing to the
                                         adoption of the provision or to be
                                         bound by the provision.

10. The purposes for which this limited liability company is formed are as follows:
     (Describe the type(s) of business activity which will be conducted, for example, "real estate," "construction of residential and commercial buildings," "commercial printing," "professional practice of architecture.")

         Own and operate a Hotel, Parking Garage and Apartment Complex, and any other lawful purpose.

11. Other provisions which may be set forth in the operating agreement or matters not inconsistent with law: [See instructions for further information: use extra pages if necessary.]



12.  The number of pages attached and included in these Articles is     -0-
                                                                     ----------

13.  The requested effective date is    [X]  the date and time of filing
     [The requested date may not be
     earlier than filing nor later      [ ]  The following date _________
     than 90 days after filing.]             and time __________.

14.  ACKNOWLEDGMENT: [Articles must be signed In the name of the company by a:
     (1) manager of a manager-managed company: (2) member of a member-managed company: (3) person organizing the company, if the company has not been formed: or (4) attorney-in-fact for any of the above. Documents with photocopied signature cannot be accepted.]

     I. the undersigned, for the purpose of forming a limited liability company, under the laws of the State of West Virginia, do make and file this "Articles of Organization" in the name of and on behalf of the company.

               Pelican Properties, International Corp., a Florida Corporation

                                        By: /s/ Nathan A. Roesing
                                           -------------------------------------
                                                Nathan A. Roesing
                                                Its Vice President

--------------------------------------------------------------------------------

(Signer must acknowledge the signature before a notary, and notary must apply seal for document to be recorded.)

STATE OF   West Virginia      COUNTY OF   Ohio
        --------------------            ----------------.

Diane L. Fredericks, A Notary Public, hereby certify that Nathan A. Roesing, Vice president of Pelican Properties, whose name is signed to the foregoing Articles of Organization, this day personally appeared before me and acknowledged his/her signature.

My commission expires 10/26/04       /s/ Diane L. Fredericks, Notary Public
                      ----------     ----------------------------------------

Articles prepared by John L. Allen, Esq.  (access) 1226 Chapline Street
                                                   P. O. Box 351
                                                   Wheeling, WV 50837